UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SKYLINE MEDICAL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-1007393
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

2915 Commers Drive, Suite 900
Eagan, Minnesota 55121
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be registered:

Name of each exchange on which each class is to be registered:

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-198962

Securities to be registered pursuant to Section 12(g) of the Act: Warrants to purchase common stock, par value $0.01 per share

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Warrants of the Registrant to be registered hereby, as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-198962) (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of the Warrants contained in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement or incorporated herein by reference as indicated below.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated December 16, 2013, between Skyline Medical Inc., a Minnesota corporation, and the registrant(1)
3.1	Certificate of Incorporation(1)
3.2	Certificate of Amendment to Certificate of Incorporation regarding reverse stock split, filed with the Delaware Secretary of State on October 20, 2014(2)
3.3	By-laws(3)
4.11	Form of Warrant Agency Agreement by and between Skyline Medical Inc. and Corporate Stock Transfer, Inc. and Form of Warrant Certificate(4)

(1)	Incorporated by reference to the corresponding exhibit filed with the Registrant’s Current Report on Form 8-K, filed on December 19, 2013.

(2)	Incorporated by reference to the corresponding exhibit filed with the Registrant’s Current Report on Form 8-K, filed on October 24, 2014.

(3)	Incorporated by reference to Appendix C to our Definitive Proxy Statement for the 2013 Annual Meeting, filed on August 27, 2013.

(4)	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-198962, filed on November 25, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SKYLINE MEDICAL INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer

Date: February 9, 2015